Exhibit 10.28

May 3, 2018

PRIVATE AND CONFIDENTIAL

Mr. Philip D. Beck

188 Fairway Road

Lido Beach, New York 11561

Re:      Employment Compensation

Dear Philip:

I am pleased to inform you that the Compensation Committee of Ipsidy Inc. (the “Company”) has approved the following changes to your compensation.

1.            You shall be entitled to a bonus for 2018 equating to 50% of your base salary as of December 31, 2018 (“Bonus”) upon the following terms and conditions:

(a)	You shall receive 100% of the Bonus for Achieving EBITDA. “Achieving EBITDA” shall for the purpose of this letter mean the Company achieving an amount of Adjusted EBITDA for the fiscal year 2018, on a consolidated basis, equal to the Target as approved by the Compensation Committee of the Company on April 11, 2018, as the Adjusted EBITDA is set forth in the financial records of the Company and its subsidiaries calculated on a consistent basis with prior years and as Adjusted EBITDA is defined in the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

(b)	The percentage of base salary payable as Bonus shall be adjusted upward or downward between 75% and 150% of the Bonus amount based on the percentage achievement of the Target, as shown in the table approved by the Compensation Committee of the Company on April 11, 2018.

2.            The Bonus, if earned, shall only be payable to you upon the occurrence of the first to occur of the following events:

(a)	The achievement by the Company of positive Adjusted EBITDA for one quarter, in any period commencing after December 31, 2018, as shown in the Company’s Quarterly Report on Form 10-Q for the relevant quarter; or

(b)	The raising of an additional $15,000,000 of funding after the date hereof.

Ipsidy Inc.
780 Long Beach Boulevard	www.ipsidy.com	Phone: 516.274.8700
Long Beach, NY 11561		Fax: 516.274.0313

Mr. Philip D. Beck

May 3, 2018

The Bonus shall be paid with your regular payroll, subject to all deductions required by law, upon the next payroll date following satisfaction of all the above conditions.

Thank you for your continued service and commitment to the Company.

Sincerely,

Ipsidy Inc.

/s/ Stuart P. Stoller

Stuart P. Stoller
CFO